UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 17, 2024
CRANE NXT, CO.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

Delaware	1-1657		88-0706021
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

950 Winter Street 4th Floor North	Waltham	MA	02451
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 781-755-6868
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CXT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Named Executive Officer

On June 20, 2024, Crane NXT, Co. (the “Company”) announced that it has appointed Michael Mahan as President of its Crane Payment Innovations (CPI) business, effective July 8, 2024. In this role, Mr. Mahan will be responsible for driving the CPI growth strategy, accelerating innovation, and leveraging the Crane Business System to drive continuous improvement and operational excellence to deliver solutions that meet customers' needs now and into the future. Mr. Mahan will report directly to Aaron W. Saak, President and CEO, Crane NXT.

With Mr. Mahan joining, on June 17, 2024, Kurt Gallo, Senior Vice President and interim President of CPI, informed the Company of his decision to retire from the Company. His retirement will be effective February 28, 2025 to allow for and ensure a smooth transition of leadership to Mr. Mahan as he onboards to Crane NXT.

A copy of the Company's press release announcing the items described above is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated June 20, 2024, issued by Crane NXT, Co.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE NXT, CO.

June 20, 2024

	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President, General
Counsel and Secretary

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